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                                                                      Exhibit 23

                          [LETTERHEAD OF ERNST & YOUNG]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-46904) pertaining to the Atlantic Southeast Airlines, Inc. Investment Savings Plan of our report dated May 28, 2004, with respect to the financial statements and supplemental schedule of the Atlantic Southeast Airlines, Inc. Investment Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.


                                         /s/ Ernst & Young LLP


Atlanta, Georgia
June 24, 2004